EXHIBIT 99.1


                          DOUGHTIE'S FOODS, INC.
              DECLARES CASH DIVIDEND AND 50 PERCENT STOCK SPLIT
              -------------------------------------------------

       Portsmouth, Virginia - November 25, 1997. Vernon W. Mules, Chairman of the Board of Doughtie's Foods, Inc., announced that at a meeting held today, the Board of Directors declared a 50% stock split, with cash in lieu of fractional shares and also declared a cash dividend of 4 cents per share of common stock on SHARES HELD PRIOR TO THE STOCK SPLIT. Both the cash dividend and shares of stock are payable on January 12, 1998 to shareholders of record at the close of business on December 12, 1997.

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Doughtie's Foods, Inc. - 2410 Wesley Street - P.O. Box 7229 - Portsmouth, Va. -
(757)399-2451